SARAH OUGHTRED TO BECOME FIGS’ NEW CHIEF FINANCIAL OFFICER
Longtime Senior Finance Executive Joins FIGS After Almost 17 Years at lululemon

SANTA MONICA, Calif., June 12, 2024 — FIGS, Inc. (NYSE: FIGS), the renowned medical apparel brand, today announced the appointment of Sarah Oughtred as the Company’s new Chief Financial Officer.

To facilitate a smooth transition, Ms. Oughtred will join FIGS on July 29, 2024, and will become FIGS’ Chief Financial Officer, effective August 9, 2024. Ms. Oughtred will lead all aspects of finance, including FP&A and accounting, and will also lead data analytics.

“I am thrilled to welcome Sarah to FIGS during this exciting time in our growth trajectory,” said Trina Spear, FIGS’ Chief Executive Officer and Co-Founder. “Her experience scaling lululemon into a global apparel leader aligns directly with our long-term growth plans, where we aim to be the iconic global brand for healthcare professionals over the next 100 years. We look forward to benefitting from Sarah’s experience driving exceptional growth and profitability.”

Ms. Oughtred spent almost 17 years at lululemon, where she served in finance leadership roles of increasing responsibility, including Senior Vice President, Financial Planning & Analysis (FP&A) since 2021. In that role, Ms. Oughtred led a global team of over 100 finance team members, served as a key partner to the Senior Executive Team, drove the financial component of strategic and operational planning, and led the company’s annual and quarterly financial planning and earnings processes. Over her tenure at lululemon, Ms. Oughtred played a pivotal role in increasing net revenues from $270 million to approximately $10 billion, scaling its retail footprint from less than 50 stores to over 700, and expanding its international footprint from North America-only to over 25 countries globally.

“I could not be more excited to become FIGS’ new Chief Financial Officer and look forward to working with the entire team to take the company to the next level,” said Ms. Oughtred. “I have long admired how FIGS revolutionized the healthcare apparel industry, as well as its structurally advantaged financial profile. This is an exciting time to be joining with so much growth potential ahead through the company’s product innovation, inspirational storytelling, global expansion, TEAMS, and a growing retail presence through Community Hubs.”

Prior to lululemon, Ms. Oughtred spent three years at PricewaterhouseCoopers in the audit and assurance practice, where she planned and executed audit and review engagements for both public and private companies within the consumer products and services sector. She received her Bachelor’s of Commerce from the University of Victoria in 2003 and her Master’s of Professional Accounting from the University of Saskatchewan in 2005. She also holds a Chartered Professional Accountant designation in Canada.

Forward-Looking Statements
This press release contains various forward-looking statements about FIGS, Inc. (the “Company”) within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are based on current management expectations, and which involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such forward-looking statements. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project,” “should”, “strategy”, “strive”, “target”, “will” or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. These forward-looking statements address various matters, including Ms. Oughtred’s anticipated employment and responsibilities at the Company; the Company’s long-term growth plans and its aim to be the iconic global brand for healthcare professionals over the next 100 years; and the

Company’s growth strategies and potential, including product innovation, inspirational storytelling, global expansion, TEAMS, and Community Hubs; all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, the Company’s actual results, performance or achievements may differ materially from those expressed or implied by the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. The following important factors and uncertainties, among others, could cause actual results, performance or achievements to differ materially from those described in these forward-looking statements: the Company’s ability to maintain its historical growth; the Company’s ability to maintain profitability; the Company’s ability to maintain the value and reputation of its brand; the Company’s ability to attract new customers, retain existing customers, and to maintain or increase sales to those customers; the success of the Company’s marketing efforts; the Company’s ability to maintain a strong community of engaged customers and Ambassadors; negative publicity related to the Company’s marketing efforts or use of social media; the Company’s ability to successfully develop and introduce new, innovative and updated products; the competitiveness of the market for healthcare apparel; the Company’s ability to maintain its key employees; the Company’s ability to attract and retain highly skilled team members; risks associated with expansion into, and conducting business in, international markets; changes in, or disruptions to, the Company’s shipping arrangements; the successful operation of the Company’s distribution and warehouse management systems; the Company’s ability to accurately forecast customer demand, manage its inventory, and plan for future expenses; the impact of changes in consumer confidence, shopping behavior and consumer spending on demand for the Company’s products; the impact of macroeconomic trends on the Company’s operations; the Company’s reliance on a limited number of third-party suppliers; the fluctuating costs of raw materials; the Company’s failure to protect proprietary, confidential or sensitive information or personal customer data, or risks of cyberattacks; the Company’s failure to protect its intellectual property rights; the fact that the operations of many of the Company’s suppliers and vendors are subject to additional risks that are beyond its control; and other risks, uncertainties, and factors discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the Securities and Exchange Commission (“SEC”) on May 9, 2024, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 28, 2024, and the Company’s other periodic filings with the SEC. The forward-looking statements in this press release speak only as of the time made and the Company does not undertake to update or revise them to reflect future events or circumstances.

About FIGS
FIGS is a founder-led, direct-to-consumer healthcare apparel and lifestyle brand that seeks to celebrate, empower, and serve current and future generations of healthcare professionals. We create technically advanced apparel and products that feature an unmatched combination of comfort, durability, function and style. We share stories about healthcare professionals’ experiences in ways that inspire them. We build meaningful connections within the healthcare community that we created. Above all, we seek to make an impact for our community, including by advocating for them and always having their backs.

We serve healthcare professionals in numerous countries in North America, Europe, the Asia Pacific region and the Middle East. We also serve healthcare institutions through our TEAMS platform.

Contacts

Investors:
IR@wearfigs.com

Media:
press@wearfigs.com